UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 14, 2016, Thomas D. Johnson, Vice President - Global Business Services and Chief Accounting Officer of The Clorox Company (the “Company”), provided notice of his intention to retire from the Company on March 1, 2017, following 28 years of service with the Company.

(c) On November 15, 2016, the Board of Directors of the Company appointed Jeff Baker, age 47, as Principal Accounting Officer, effective March 1, 2017. Mr. Baker will replace Thomas D. Johnson, who announced his intention to resign effective as of March 1, 2017, as disclosed above. Mr. Baker will take over Mr. Johnson’s duties as Principal Accounting Officer on March 1, 2017, and will have the title Vice President – Chief Accounting Officer & Corporate Controller.

Mr. Baker is currently the Company’s Vice President – Corporate Controller, a position he has held since August 2014. In this role, he is responsible for the Company’s financial reporting process, including accounting policy development and implementation, the account close process, consolidation of worldwide financial results, designing and implementing financial reporting controls and reporting to the Securities and Exchange Commission. Mr. Baker has extensive accounting expertise and has been deeply involved in the Company’s accounting matters since joining the Company in 2014. Prior to joining the Company, Mr. Baker held positions of Corporate Controller and Director of Finance at Cree, Inc., a publicly-traded manufacturer of LED consumer and industrial products from August 2008 to July 2014.

Any changes to Mr. Baker’s compensation arrangement in connection with the appointment described above have not yet been determined.

Mr. Baker has no familial relationships nor related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)) in connection with his appointment described above.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 16, 2016, The Clorox Company (the “Company”) held its annual meeting of stockholders in Oakland, California. The matters voted on and the results of the vote were as follows:

1.	The Company’s stockholders elected the following directors to each serve until the next Annual Meeting of Stockholders or until a successor is duly elected and qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Amy Banse	85,604,869	613,374	340,000	27,628,726
Richard H. Carmona	82,943,062	3,390,320	224,861	27,628,726
Benno Dorer	81,620,012	3,155,098	1,783,133	27,628,726
Spencer C. Fleischer	85,067,969	1,130,140	360,135	27,628,726
Esther Lee	85,214,923	1,169,683	173,637	27,628,726
A.D. David Mackay	85,955,205	322,552	280,486	27,628,726
Robert W. Matschullat	84,454,990	1,905,303	197,950	27,628,726
Jeffrey Noddle	85,610,733	659,513	287,997	27,628,726
Pamela Thomas-Graham	85,201,494	1,131,619	225,129	27,628,726
Carolyn M. Ticknor	84,360,979	2,004,966	192,298	27,628,726
Christopher J. Williams	84,871,731	1,426,413	260,099	27,628,726

2.	The Company’s stockholders voted for (on an advisory basis) the approval of the compensation of the Company’s named executive officers.

Number of Votes
For	Against	Abstain	Broker Non-Votes
80,607,529	5,185,513	765,202	27,628,726

3.	The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.

Number of Votes
For	Against	Abstain	Broker Non-Votes
112,036,221	1,665,243	485,506	0

4.	The Company’s stockholders voted against the stockholder proposal to reduce threshold to call special meetings to 10% of outstanding shares.

Number of Votes
For	Against	Abstain	Broker Non-Votes
34,709,957	51,130,320	717,966	27,628,726

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	November 17, 2016	By:	/s/ Laura Stein
Executive Vice President – General Counsel and Corporate Affairs